Exhibit 99.1
Noranda Reports Second Quarter 2015 Results with
Continued Progress on Key Productivity Initiatives

Second Quarter 2015 and Other Highlights

•	Fifth consecutive quarter of positive cash flow from operating activities and third consecutive quarter of greater cash flow from operating activities than prior year quarter.

•	Cash and cash equivalents totaled $24.5 million and total available liquidity was $159.1 million as of June 30, 2015

•	Excluding special items, EPS was a $0.25 loss versus a $0.08 loss in second quarter 2014; reported EPS was a $0.37 loss versus a $0.11 loss in the second quarter 2014

•	Total segment profit was $19.4 million versus $33.9 million in first quarter 2015 and $30.4 million in second quarter 2014

•
Excluding the additional levy payments made under the interim agreement with the Government of Jamaica (the “GOJ”), integrated primary aluminum net cash cost per pound (“Net Cash Cost”) was $0.82 versus $0.83 in first quarter 2015 and $0.84 in second quarter 2014

•
Key productivity initiatives completed in April 2015 included establishing a new and reduced electricity rate structure at our aluminum smelter and realizing the benefits related to our port expansion project in St. Ann which are estimated to reduce Noranda’s cash costs by $22 to $30 million per year

Franklin, Tennessee – July 22, 2015 – Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for second quarter 2015.
“In a volatile second quarter 2015 aluminum price environment, we successfully managed cash and available liquidity while continuing to focus on improving our operational reliability and implementing key productivity initiatives,” said Layle K. “Kip” Smith, Noranda’s President and Chief Executive Officer. “At a time when aluminum prices have declined sharply, maintaining cash and liquidity is a strategic priority. We believe our cash and available liquidity position supports our business as we execute our other strategic priorities.”
“Our strategic priorities are to preserve cash and liquidity while reducing our costs by improving our operational reliability and implementing key productivity initiatives. During second quarter 2015, we began to realize savings from the port expansion in Jamaica and the new electricity rate structure in New Madrid. We secured $15 million of project-specific financing to complete the construction of a strategically important rod mill at New Madrid. We advanced a cost-saving project to reconfigure our bauxite unloading infrastructure in Gramercy, which we expect to complete in October 2015. We made key organizational changes as part of the ongoing program to address people, process, and equipment needs at our facilities, particularly in our upstream business. Our Flat-Rolled Products business continued to demonstrate outstanding results, meeting strong customer demand by optimizing production while driving out costs. Each of these developments is an integral part of reducing our cash costs. When fully implemented, we expect these cost reduction efforts to improve our performance so that we can generate positive free-cash flow with aluminum and key commodity input prices at current levels.”
Second Quarter 2015 Results
Sales were $332.7 million in second quarter 2015, $345.6 million in first quarter 2015 and $345.9 million in second quarter 2014.

•	Sequentially (comparing second quarter 2015 to first quarter 2015) sales decreased $12.9 million, or 3.7%, primarily driven by lower Midwest transaction price.

•
In second quarter 2015, the average realized Midwest transaction price for aluminum products was $0.95 per pound, which was the combination of a $0.83 per pound LME aluminum price and a $0.12 per pound Midwest premium. This compares to an average price of $1.05 per pound for first quarter 2015 ($0.83 per pound LME component and $0.22 per pound Midwest premium) and $0.99 per pound for second quarter 2014 ($0.80 per pound component and $0.19 per pound Midwest premium).

•
Year-over-year (comparing second quarter 2015 to second quarter 2014) sales decreased $13.2 million, or 3.8% primarily due to lower external shipments at Primary, although improved external shipments by Alumina partially offset the lower Midwest transaction price.

Total segment profit was $19.4 million in second quarter 2015, $33.9 million in first quarter 2015 and $30.4 million in second quarter 2014.

•
Sequentially, total segment profit decreased $14.5 million. This decline was primarily due to the lower Midwest transaction price and a $0.04 higher Net Cash Cost per pound in the integrated upstream business. The increase in Net Cash Cost per pound is primarily due to an increase in the company’s bauxite production levy ($5.9 million in both the second quarter and first six months of 2015) as part of the interim agreement with the Government of Jamaica (“GOJ”) relating to a dispute regarding production levies. Of the $5.9 million increase in the bauxite production levy, $3.0 million was related to shipments in the first quarter of 2015 due to the retroactive increase of the levy under the interim agreement. The final production levy will be determined through the arbitration process and this additional levy under the interim agreement is subject to refund if the Company is successful in the arbitration.

•
Year-over-year, segment profit decreased $11.0 million.This decline was primarily due to the additional $5.9 million bauxite production levy, the lower Midwest transaction price and the negative impact from operating the smelter below capacity and lower external shipments at Primary partially offset by lower operating costs at the refinery, lower natural gas prices in Alumina and lower fuel costs in Bauxite.

Reported net loss was $25.4 million ($0.37 per share) in second quarter 2015 versus a $2.7 million loss in first quarter 2015 ($0.04 per share) and a $7.6 million loss in second quarter 2014 ($0.11 loss per share). Excluding special items, net loss was $17.2 million in second quarter 2015 ($0.25 per diluted share) versus a $1.9 million loss ($0.03 per share) in first quarter 2015 and a $5.6 million loss ($0.08 loss per share) in second quarter 2014.
Year-to-date 2015 Results
Sales were $678.3 million in the first six months of 2015 compared to $657.5 million in the first six months of 2014.

•
The year-to-date sales increase of $20.8 million is primarily due to higher Midwest transaction price on average over the six months and higher external shipments at Alumina offset by lower external shipments at Primary.

•
For the first six months of 2015, the average realized Midwest transaction price for aluminum products was $1.00 per pound, which was the combination of a $0.83 per pound LME aluminum price and a $0.17 per pound Midwest premium. This compares to an average price of $0.97 per pound for the first six months of 2014 ($0.83 per pound LME component and $0.14 per pound Midwest premium).

Total segment profit was $53.3 million in the first six months of 2015 compared to $41.1 million in the first six months of 2014.

•	Segment profit increased $12.2 million primarily due to the higher Midwest transaction price and the $0.02 per pound decrease in Net Cash Cost per pound in the integrated upstream business.
Reported net loss was $28.1 million ($0.41 per share) in the first six months of 2015 versus a $24.4 million loss in the first six months of 2014 ($0.36 loss per share). Excluding special items, net loss was $18.4 million in the first six months of 2015 ($0.27 per share) versus a $22.0 million loss ($0.32 loss per share) in the first six months of 2014.
Segment Information - Second Quarter 2015 Results

	Three months ended
	June 30, 2015	March 31, 2015	June 30, 2014
Key Primary Aluminum segment metrics:

Average realized Midwest transaction price (per pound)	$0.95	$1.05	$0.99
Net Cash Cost (per pound shipped)	$0.87	$0.83	$0.84
Total primary aluminum shipments (pounds, in millions)	128.3	131.1	143.2
Segment profit (loss) (in millions):
Total integrated upstream business segment profit	$10.0	$29.0	$21.5
Flat-Rolled	16.4	12.7	15.1
Corporate	(7.0)	(7.8)	(6.2)
Total segment profit	$19.4	$33.9	$30.4
Bauxite segment reported a $3.1 million loss in second quarter 2015, a $2.1 million profit in first quarter 2015, and a $1.3 million loss in second quarter 2014.

•
Sequentially, Bauxite results primarily reflect the additional bauxite production levy of $5.9 million which resulted from an interim agreement with the GOJ related to the production levy dispute referenced above, partially offset by lower demurrage fees as a result of the completion of the port expansion project at the beginning of the second quarter of 2015.

•
Year-over year, Bauxite results reflect the additional bauxite production levy of $5.9 million partially offset by lower fuel costs ($2.5 million), currency benefit ($0.9 million) and lower demurrage fees. Of the $5.9 million increase in the bauxite production levy, $3.0 million was related to shipments in the first quarter of 2015 due to the retroactive increase of the levy under the interim agreement.

Alumina segment reported a $8.4 million profit in second quarter 2015, a $3.7 million profit in first quarter 2015, and a $3.2 million loss in second quarter 2014.

•
Sequentially, the $4.7 million increase in segment profit primarily resulted from lower operating costs at the refinery primarily due to a decrease in planned maintenance outages as compared to first quarter 2015 and a $0.7 million favorable benefit from lower natural gas prices.

•
Year-over-year, Alumina results reflect a favorable $7.8 million benefit from lower natural gas prices and lower operating costs at the refinery primarily due to a decrease in planned maintenance outages.

Primary segment reported a $3.8 million profit in second quarter 2015, a $23.1 million profit in first quarter 2015, and a $25.1 million profit in second quarter 2014.

•
The sequential decline in Primary results is primarily due to the negative impact of the decline in realized aluminum prices from first quarter 2015 to second quarter 2015. Primary also experienced an increase in electricity costs during the second quarter of 2015, as peak power prices commenced in June. The remaining decrease is primarily due to a $2.6 million negative impact from operating the smelter below capacity, as the Company has not yet returned the smelter to full production. This decline in Primary results was partially offset by the impact of lower electricity costs due to the lower rate approved by the Missouri Public Service Commission, effective June 1, 2015.

•
Year-over-year, the decline in Primary results is primarily due to the negative impact of higher costs associated with operating the smelter below capacity as a result of process instabilities, lower Midwest transaction price and lower external shipments.

Net Integrated Aluminum Cash Cost (“Net Cash Cost”) was $0.87 per pound in second quarter 2015, $0.83 per pound in first quarter 2015, and $0.84 per pound in second quarter 2014.

•
Sequentially, Net Cash Cost increased by $0.04 per pound, primarily due to the $5.9 million increase in the bauxite production levy which increased Net Cash Cost by $0.05 per pound in the second quarter. Of the $5.9 million increase in the bauxite production levy, $3.0 million was related to shipments in the first quarter of 2015 due to the retroactive increase of the levy under the interim agreement. The favorable impact from lower operating costs at the refinery, primarily due to a decrease in planned maintenance outages as compared to first quarter 2015, and lower natural gas prices in Alumina were offset by the net negative effective of peak power rates at Primary and the negative impact from operating the smelter below capacity.

•
Year-over-year, Net Cash Cost increased $0.03 per pound, primarily due to the increased bauxite production levy. This increase also reflected the negative impact of operating the smelter below capacity. The increase was partially offset by the favorable impact from lower operating costs at the refinery, lower natural gas prices in Alumina, and lower fuel costs in Bauxite.

Flat-Rolled profit was $16.4 million in second quarter 2015, $12.7 million in first quarter 2015, and $15.1 million in second quarter 2014.

•	Sequentially, Flat-Rolled results improved primarily due to seasonally higher shipment volumes.

•	Year-over-year, Flat-Rolled results improved primarily due to lower natural gas prices.
Corporate expenses in second quarter 2015 were $7.0 million, $7.8 million in first quarter 2015, and $6.2 million in second quarter 2014.

•	Sequentially, corporate expenses decreased primarily due to lower professional fees.

•	Year-over-year, corporate expenses increased primarily due to accrual-related employee benefits costs.
Liquidity and Capital Resources
At June 30, 2015, the Company had $24.5 million of cash and cash equivalents. As of June 30, 2015, available borrowing capacity under the Company’s asset-based revolving credit facility was $134.6 million, which is net of $43.6 million in outstanding letters of credit. The Company’s total available liquidity as of June 30, 2015 was $159.1 million. The $6.3 million decrease in total liquidity from March 31, 2015 reflected the $6.8 million in additional levy payments in the second quarter and the $2.5 million increase in outstanding letters of credit related to the interim agreement with the GOJ regarding the production levy dispute, offset by an increase in liquidity due to our increased focus on operations, overall spending and working capital management.
During the second quarter of 2015, we entered into a lease agreement for $14.8 million with a third party to finance certain equipment at the new Rod Mill in New Madrid.

The table below summarizes the key drivers behind changes in the Company’s cash positions for each period:

	Three months ended
(in millions)	June 30, 2015	March 31, 2015	June 30, 2014
Segment profit	$19.4	$33.9	$30.4
Prepaid expenses and other	(4.7)	5.5	(7.2)
Interest paid	(17.6)	(8.0)	(17.2)
Taxes (paid) refunded	(5.7)	3.0	(1.7)
Operating working capital (deficit)	17.1	(4.9)	(2.0)
Cash provided by operating activities	8.5	29.5	2.3
Cash used in investing activities	(19.4)	(23.4)	(18.0)
Cash provided by (used in) financing activities	11.9	(3.1)	(2.6)
Change in cash and cash equivalents	$1.0	$3.0	$(18.3)

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data and where noted)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Sales	$332.7	$345.9	$678.3	$657.5
Operating costs and expenses:
Cost of sales	323.5	325.4	635.5	627.4
Selling, general and administrative	26.5	17.8	48.8	38.5
Total operating costs and expenses	350.0	343.2	684.3	665.9
Operating income (loss)	(17.3)	2.7	(6.0)	(8.4)
Other (income) expense:
Interest expense, net	13.2	12.6	26.4	25.1
Loss on derivatives	2.9	0.1	3.2	0.4
Total other expense, net	16.1	12.7	29.6	25.5
Loss before income taxes	(33.4)	(10.0)	(35.6)	(33.9)
Income tax benefit	(8.0)	(2.4)	(7.5)	(9.5)
Net loss	$(25.4)	$(7.6)	$(28.1)	$(24.4)
Net loss per common share:
Basic	$(0.37)	$(0.11)	$(0.41)	$(0.36)
Diluted	$(0.37)	$(0.11)	$(0.41)	$(0.36)
Weighted-average common shares outstanding:
Basic (shares, in millions)	69.41	68.75	69.19	68.49
Diluted (shares, in millions)	69.41	68.75	69.19	68.49
Cash dividends declared per common share	$0.01	$0.01	$0.02	$0.02
External sales by segment:
Bauxite	$10.6	$12.9	$22.3	$24.6
Alumina	52.3	47.3	107.3	93.1
Primary	116.8	135.6	247.7	256.4
Flat-Rolled	153.0	150.1	301.0	283.4
Total	$332.7	$345.9	$678.3	$657.5
Segment profit (loss):
Bauxite	$(3.1)	(1.3)	$(1.0)	$1.2
Alumina	8.4	(3.2)	12.1	(15.1)
Primary	3.8	25.1	26.9	43.5
Flat-Rolled	16.4	15.1	29.1	26.0
Corporate	(7.0)	(6.2)	(14.8)	(14.0)
Eliminations	0.9	0.9	1.0	(0.5)
Total	$19.4	$30.4	$53.3	$41.1
Financial and other data:
Average realized Midwest transaction price (per pound)	$0.95	$0.99	$1.00	$0.97
Net Cash Cost (per pound shipped)	$0.87	$0.84	$0.85	$0.87
Shipments:
External shipments:
Bauxite (kMts)	486.0	600.3	998.8	1,121.0
Alumina (kMts)	164.7	153.2	335.9	303.8
Primary (pounds, in millions)	107.8	121.4	217.2	233.1
Flat-Rolled (pounds, in millions)	101.6	101.9	194.9	194.3
Intersegment shipments:
Bauxite (kMts)	699.0	658.0	1,425.1	1,280.7
Alumina (kMts)	128.5	121.5	233.3	248.8
Primary (pounds, in millions)	20.5	21.8	42.2	52.0

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(unaudited)

	June 30, 2015	December 31, 2014
	$	$
ASSETS
Current assets:
Cash and cash equivalents	24.5	20.5
Accounts receivable, net	95.8	102.5
Inventories, net	195.3	196.7
Other current assets	32.2	27.4
Total current assets	347.8	347.1
Property, plant and equipment, net	693.8	695.0
Goodwill	137.6	137.6
Other intangible assets, net	46.3	49.3
Other assets	89.1	89.1
Total assets	1,314.6	1,318.1
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	126.5	122.6
Accrued liabilities	74.9	59.1
Deferred tax liabilities	8.4	11.7
Current portion of long-term debt and lease financing	15.1	11.6
Total current liabilities	224.9	205.0
Long-term debt and lease financing, net	663.7	656.4
Pension and other post-retirement ("OPEB") liabilities	195.2	195.4
Other long-term liabilities	44.5	45.9
Long-term deferred tax liabilities	137.8	143.3
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares issued and outstanding at June 30, 2015 and December 31, 2014)	—	—
Common stock (200.0 shares authorized; $0.01 par value; 70.0 shares issued and outstanding at June 30, 2015; 68.9 shares issued and outstanding at December 31, 2014)	0.7	0.7
Capital in excess of par value	245.4	243.6
Accumulated deficit	(97.9)	(68.2)
Accumulated other comprehensive loss	(105.7)	(110.0)
Total shareholders’ equity	42.5	66.1
Non-controlling interest	6.0	6.0
Total equity	48.5	72.1
Total liabilities and equity	1,314.6	1,318.1

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	$	$	$	$
Operating activities
Net loss	(25.4)	(7.6)	(28.1)	(24.4)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	23.5	22.3	46.5	44.0
Non-cash interest expense	0.7	0.6	1.4	1.3
Last in, first out and lower of cost or market	5.9	1.2	1.1	1.0
(Gain) loss on disposal of assets	(0.6)	0.2	(0.5)	0.1
(Gain) loss on hedging activities, excluding cash settlements	—	0.2	—	(0.3)
Deferred income taxes	(13.5)	(6.2)	(11.1)	(20.5)
Stock-based compensation expense	0.8	0.9	1.6	1.6
Changes in other assets	(1.4)	(2.5)	(2.4)	(4.1)
Changes in pension, other post-retirement and other long-term liabilities	2.3	(1.7)	5.0	(1.0)
Changes in current operating assets and liabilities:
Accounts receivable, net	16.7	0.5	6.6	(25.5)
Inventories, net	(15.2)	(1.6)	(1.8)	(14.4)
Taxes receivable and taxes payable	(0.2)	2.1	1.1	9.8
Other current assets	1.8	(1.4)	0.9	(2.6)
Accounts payable	15.6	(0.9)	7.4	20.5
Accrued liabilities	(2.5)	(3.8)	10.3	(2.7)
Cash provided by/(used in) operating activities	8.5	2.3	38.0	(17.2)
Investing activities
Capital expenditures	(20.3)	(18.0)	(43.8)	(31.1)
Proceeds from sale of property, plant and equipment	0.9	—	1.0	0.2
Net cash used in investing activities	(19.4)	(18.0)	(42.8)	(30.9)
Financing activities
Shares tendered for taxes, net of proceeds from issuance of common shares for share-based payment arrangements	—	(0.7)	(0.2)	(1.1)
Dividends paid to shareholders	(0.7)	(0.7)	(1.4)	(1.4)
Borrowings on revolving credit facility	70.5	18.5	142.5	18.5
Repayments on revolving credit facility	(70.5)	(18.5)	(142.5)	(18.5)
Borrowings on long-term debt and lease financing	15.7	—	16.1	6.5
Repayments on long-term debt and lease financing	(3.1)	(1.2)	(5.7)	(2.4)
Cash provided by (used in) financing activities	11.9	(2.6)	8.8	1.6
Change in cash and cash equivalents	1.0	(18.3)	4.0	(46.5)
Cash and cash equivalents, beginning of period	23.5	51.2	20.5	79.4
Cash and cash equivalents, end of period	24.5	32.9	24.5	32.9

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended June 30, 2015
	Bauxite	Alumina	Primary	Flat-Rolled	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	10.6	52.3	116.8	153.0	—	—	332.7
Intersegment	20.2	32.5	18.6	—	—	(71.3)	—
Total sales	30.8	84.8	135.4	153.0	—	(71.3)	332.7

Capital expenditures	0.5	1.7	15.6	2.5	—	—	20.3
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	(3.1)	8.4	3.8	16.4	(7.0)	0.9	19.4
Depreciation and amortization	(3.2)	(5.2)	(9.9)	(4.5)	(0.7)	—	(23.5)
Last in, first out and lower of cost or market inventory adjustments	—	—	(3.6)	(2.5)	—	0.2	(5.9)
Gain (loss) on disposal of assets	—	0.8	—	(0.2)	—	—	0.6
Non-cash pension, accretion and stock compensation	(0.1)	(0.2)	(1.7)	(1.3)	(1.4)	—	(4.7)
Restructuring, relocation and severance	(3.2)	(0.1)	(0.1)	—	(1.0)	—	(4.4)
Consulting fees	(0.3)	(0.1)	(0.4)	—	(0.5)	—	(1.3)
Cash settlements paid on hedging transactions	—	—	0.4	3.8	—	—	4.2
Other, net	—	(0.2)	(0.7)	—	(0.1)	(0.7)	(1.7)
Operating income (loss)	(9.9)	3.4	(12.2)	11.7	(10.7)	0.4	(17.3)
Interest expense, net							13.2
Loss on hedging activities, net							2.9
Total other expense, net							16.1
Loss before income taxes							(33.4)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended June 30, 2014
	Bauxite	Alumina	Primary	Flat-Rolled	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	12.9	47.3	135.6	150.1	—	—	345.9
Intersegment	17.1	30.5	20.3	—	—	(67.9)	—
Total sales	30.0	77.8	155.9	150.1	—	(67.9)	345.9

Capital expenditures	1.5	3.1	9.3	3.9	0.2	—	18.0
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	(1.3)	(3.2)	25.1	15.1	(6.2)	0.9	30.4
Depreciation and amortization	(2.4)	(5.2)	(9.9)	(4.7)	(0.1)	—	(22.3)
Last in, first out and lower of cost or market inventory adjustments	—	—	(2.3)	1.1	—	—	(1.2)
Loss on disposal of assets	—	—	—	(0.2)	—	—	(0.2)
Non-cash pension, accretion and stock compensation	(0.1)	(0.2)	(0.5)	(0.2)	(0.9)	—	(1.9)
Restructuring, relocation and severance	(0.1)	0.1	—	—	—	—	—
Consulting fees	—	—	—	—	(0.1)	—	(0.1)
Cash settlements received on hedging transactions	—	—	(0.4)	(0.8)	—	—	(1.2)
Other, net	—	(0.1)	(0.1)	0.1	0.2	(0.9)	(0.8)
Operating income (loss)	(3.9)	(8.6)	11.9	10.4	(7.1)	—	2.7
Interest expense, net							12.6
Loss on hedging activities, net							0.1
Total other expense, net							12.7
Loss before income taxes							(10.0)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Six months ended June 30, 2015
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	22.3	107.3	247.7	301.0	—	—	678.3
Intersegment	39.8	59.9	40.6	—	—	(140.3)	—
Total sales	62.1	167.2	288.3	301.0	—	(140.3)	678.3

Capital expenditures	3.8	3.1	32.6	3.8	0.5	—	43.8
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	(1.0)	12.1	26.9	29.1	(14.8)	1.0	53.3
Depreciation and amortization	(6.2)	(10.4)	(19.9)	(8.8)	(1.2)	—	(46.5)
Last in, first out and lower of cost or market inventory adjustments	—	—	(2.8)	1.5	—	0.2	(1.1)
Gain (loss) on disposal of assets	—	0.8	(0.1)	(0.2)	—	—	0.5
Non-cash pension, accretion and stock compensation	(0.1)	(0.5)	(3.4)	(2.6)	(2.5)	—	(9.1)
Relocation and severance	(3.2)	(0.3)	(0.3)	0.3	(1.1)	—	(4.6)
Consulting fees	(0.3)	(0.1)	(0.5)	—	(0.7)	—	(1.6)
Cash settlements paid on hedging transactions	—	—	0.6	5.0	—	—	5.6
Other, net	—	(0.3)	(0.7)	—	(0.2)	(1.3)	(2.5)
Operating income (loss)	(10.8)	1.3	(0.2)	24.3	(20.5)	(0.1)	(6.0)
Interest expense, net							26.4
Loss on hedging activities, net							3.2
Total other expense, net							29.6
Loss before income taxes							(35.6)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Six months ended June 30, 2014
	Bauxite	Alumina	Primary	Flat-Rolled	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	24.6	93.1	256.4	283.4	—	—	657.5
Intersegment	35.5	61.9	49.0	—	—	(146.4)	—
Total sales	60.1	155.0	305.4	283.4	—	(146.4)	657.5

Capital expenditures	2.3	5.1	16.3	7.0	0.4	—	31.1
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	1.2	(15.1)	43.5	26.0	(14.0)	(0.5)	41.1
Depreciation and amortization	(4.9)	(10.2)	(19.6)	(9.0)	(0.3)	—	(44.0)
Last in, first out and lower of cost or market inventory adjustments	—	—	(2.4)	1.4	—	—	(1.0)
Gain (loss) on disposal of assets	—	—	0.1	(0.2)	—	—	(0.1)
Non-cash pension, accretion and stock compensation	(0.1)	(0.4)	(1.5)	(0.9)	(1.8)	—	(4.7)
Relocation and severance	—	—	(0.1)	0.4	0.1	—	0.4
Consulting fees	—	—	—	—	(0.3)	—	(0.3)
Cash settlements received on hedging transactions	—	—	(0.2)	(0.1)	—	—	(0.3)
Other, net	—	(0.2)	—	—	0.2	0.5	0.5
Operating income (loss)	(3.8)	(25.9)	19.8	17.6	(16.1)	—	(8.4)
Interest expense, net							25.1
Loss on hedging activities, net							0.4
Total other expense, net							25.5
Loss before income taxes							(33.9)

ADJUSTED EBITDA
(in millions)
(unaudited)
“Adjusted EBITDA”, referred to as “EBITDA” in the Company’s debt agreements, is relevant to several material covenants in the debt agreements addressing our ability to enter into specified transactions and incur additional indebtedness. The Company’s debt agreements do not require it to achieve any specified level of Adjusted EBITDA, or ratio of Adjusted EBITDA to any other financial metric, in order to avoid a default (subject, in the case of the senior secured revolving credit facility, to its maintaining minimum availability thereunder). As used herein, Adjusted EBITDA means net income before income taxes, net interest expense, depreciation and amortization, adjusted to eliminate certain non-cash expenses and other specified items of income or expense as outlined below (in millions):

	Three months ended June 30,		Six months ended June 30,		Twelve months ended
	2015	2014	2015	2014	June 30 2015	December 31, 2014
	$	$	$	$	$	$
Adjusted EBITDA	19.4	30.4	53.3	41.1	139.5	127.3
Last in, first out and lower of cost or market inventory adjustments (a)	(5.9)	(1.2)	(1.1)	(1.0)	(5.0)	(4.9)
Gain (loss) on disposal of assets	0.6	(0.2)	0.5	(0.1)	0.2	(0.4)
Non-cash pension, accretion and stock compensation	(4.7)	(1.9)	(9.1)	(4.7)	(14.0)	(9.6)
Restructuring, relocation and severance	(4.4)	—	(4.6)	0.4	(6.3)	(1.3)
Consulting fees	(1.3)	(0.1)	(1.6)	(0.3)	(2.0)	(0.7)
Non-cash derivative gains (losses)(b)	1.3	(1.3)	2.4	(0.7)	2.8	(0.3)
Other, net	(1.7)	(0.8)	(2.5)	0.5	(1.9)	1.1
Depreciation and amortization	(23.5)	(22.3)	(46.5)	(44.0)	(92.0)	(89.5)
Interest expense, net	(13.2)	(12.6)	(26.4)	(25.1)	(51.7)	(50.4)
Income tax benefit	8.0	2.4	7.5	9.5	0.1	2.1
Net loss	(25.4)	(7.6)	(28.1)	(24.4)	(30.3)	(26.6)

(a)
The New Madrid smelter and rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduces inventories to the lower of cost (adjusted for purchase accounting) or market value.

(b)
The Company uses derivative financial instruments to mitigate effects of fluctuations in aluminum prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps. Cash settlements (received) or paid, except settlements on hedge terminations, related to derivatives are included in Adjusted EBITDA.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in the Company’s industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income (loss), income (loss) from continuing operations, operating income (loss) or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to the Company; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; and does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and eliminates the effect of non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider the Company’s Adjusted EBITDA as an alternative to operating income or net income determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of the Company’s cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

	Three months ended June 30,		Six months ended June 30,		Twelve months ended
	2015	2014	2015	2014	June 30 2015	December 31 2014
	$	$	$	$	$	$
Adjusted EBITDA	19.4	30.4	53.3	41.1	139.5	127.3
Share-based compensation expense	0.8	0.9	1.6	1.6	3.4	3.4
Changes in other assets	(1.4)	(2.5)	(2.4)	(4.1)	(8.7)	(10.4)
Changes in pension, other post-retirement liabilities and other long-term liabilities	2.3	(1.7)	5.0	(1.0)	3.6	(2.4)
Changes in current operating assets and liabilities	16.2	(5.1)	24.5	(14.9)	20.8	(18.6)
Changes in current income taxes	(5.5)	(3.8)	(3.6)	(11.0)	(2.1)	(9.5)
Changes in accrued interest	(12.5)	(12.0)	(25.0)	(23.8)	(48.9)	(47.7)
Non-cash pension, accretion and stock compensation	(4.7)	(1.9)	(9.1)	(4.7)	(14.0)	(9.6)
Restructuring, relocation and severance	(4.4)	—	(4.6)	0.4	(6.3)	(1.3)
Consulting and sponsor fees	(1.3)	(0.1)	(1.6)	(0.3)	(2.0)	(0.7)
Other, net	(0.4)	(1.9)	(0.1)	(0.5)	0.5	0.1
Cash provided by (used in) operating activities	8.5	2.3	38.0	(17.2)	85.8	30.6

NORANDA ALUMINUM HOLDING CORPORATION
NET CASH COST OF PRIMARY
(unaudited)
Net cash cost of Primary per pound represents the costs of producing commodity grade aluminum net of value-added premiums on Primary sales. The Company has provided net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Net cash cost per pound is positively or negatively impacted by changes in primary, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Net cash cost per pound is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Net cash cost per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of net cash cost of Primary:

	Three months ended June 30,		Six months ended June 30
	2015	2014	2015	2014
Total Primary cash cost (in millions)(a)	$111.7	$119.9	$221.1	$247.1
Total shipments (pounds in millions)	128.3	143.2	259.4	285.1
Net Cash Cost (per pound shipped) (b)	$0.87	$0.84	$0.85	$0.87

(a) Total Primary cash cost is calculated below (in millions):
Total Primary revenue	$135.4	$155.9	$288.3	$305.4
Less fabrication premiums and other revenue	(13.7)	(14.5)	(28.2)	(29.2)
Realized Midwest transaction price revenue	121.7	141.4	260.1	276.2

Primary segment profit	3.8	25.1	26.9	43.5
Alumina segment profit (loss)	8.4	(3.2)	12.1	(15.1)
Bauxite segment profit (loss)	(3.1)	(1.3)	(1.0)	1.2
Profit eliminations	0.9	0.9	1.0	(0.5)
Total	10.0	21.5	39.0	29.1
Total Primary cash cost (in millions)	$111.7	$119.9	$221.1	$247.1

(b)	Net Cash Cost may not recalculate precisely as shown due to rounding.

NORANDA ALUMINUM HOLDING CORPORATION
CALCULATION OF DILUTED EARNINGS (LOSS) PER SHARE,
EXCLUDING SPECIAL ITEMS
(in millions, except per share information)
(unaudited)
“Net income (loss), excluding special items” means net income (loss) adjusted to eliminate the impact of certain transactions and events referred to as “special items,” as listed herein. “Diluted earnings (loss) per share, excluding special items” refers to net income (loss) excluding special items, divided by the number of diluted weighted-average common shares outstanding. Management has provided net income (loss), excluding special items and diluted earnings (loss) per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income (loss) from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.
Net loss, excluding special items may not be comparable to similarly titled measures used by other companies. Net loss, excluding special items should not be considered in isolation from or as an alternative to net income (loss) or any other performance measures derived in accordance with U.S. GAAP. Net loss, excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.
Special items and diluted earnings (loss) per share, excluding special items are outlined below (in millions):

	Three months ended June 30,		Six months ended June 30
	2015	2014	2015	2014
	$	$	$	$
	Increase (decrease) to net income		Increase (decrease) to net income
Special items:
Gain (loss) on hedging activities: (3)
GAAP mark-to-market loss	(2.9)	(0.1)	(3.2)	(0.4)
Cash settlements received (paid)	(4.2)	1.2	(5.6)	0.3
Amount treated as special item	1.3	(1.3)	2.4	(0.7)
Other termination expenses	(4.4)	—	(4.6)	0.5
Non-recurring consulting fees	(1.3)	(0.1)	(1.6)	(0.3)
Non-recurring employee benefits	—	—	(0.7)	—
Other, net	0.2	(0.1)	0.1	(0.2)
Pre-tax loss from special items	(4.2)	(1.5)	(4.4)	(0.7)
Diluted loss per share, excluding special items:
Pre-tax loss	(33.4)	(10.0)	(35.6)	(33.9)
Exclude pre-tax impact of special items	4.2	1.5	4.4	0.7
Pre-tax loss, excluding special items	(29.2)	(8.5)	(31.2)	(33.2)
Income tax benefit, excluding special items (1)	(12.0)	(2.9)	(12.8)	(11.2)
Net loss, excluding special items	(17.2)	(5.6)	(18.4)	(22.0)
Weighted-average common shares outstanding, diluted (shares, in millions) (2)	69.41	68.75	69.19	68.49
Diluted loss per share, excluding special items	(0.25)	(0.08)	(0.27)	(0.32)

(1)
Income taxes, excluding special items were calculated using the Company’s estimated annual effective tax rate from continuing operations 21.1% for the six months ended June 30, 2015 and 28.0% for the six months ended June 30, 2014. The income tax rate used to calculate special items is calculated by jurisdiction, which was 35.1% for the United States and 0% for Jamaica for the six months ended June 30, 2015. Individual quarters may not recalculate to the year to date amount due to changes made quarterly to the estimated annual effective tax rate.

(2)	For periods with a net loss, potential common shares were excluded from the weighted-average common shares outstanding because these potential shares would have been antidilutive.

(3)	Prior periods have been recalculated to conform to the current period calculation of the special items impact of gain (loss) on hedging activities.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including our estimate that key productivity initiatives completed in April 2015 are estimated to reduce Noranda’s cash costs by $22 to $30 million per year, our expectation that our optimization strategy, when fully implemented, will enable us to achieve free-cash flow breakeven assuming aluminum and key commodity input prices remain at current levels, and the expected completion date of the cost-saving project to reconfigure our bauxite unloading infrastructure in Gramercy. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the inability of our optimization strategy to achieve anticipated cost savings and operational improvements; delays in implementation of cost-saving projects; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; failure to maintain a competitive and sustainable power rate at the smelter in Missouri, with consequent risk of smelter closure; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; environmental, safety, production and product regulations or concerns; eliminate change legislation or regulations; natural disaster and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as “believes,” “expects,” “will,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrently with the issuance of this press release.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added Primary Aluminum Products, as well as high quality rolled aluminum coils.
Earnings Conference Call
At 10:00 AM Eastern / 9:00 AM Central on July 22, 2015, Noranda Aluminum Holding Corporation (NYSE: NOR) will host a conference call to discuss results for second quarter 2015. The call will be broadcast over the Internet on the Company’s homepage at www.norandaaluminum.com/investor. The webcast will be archived shortly after the conference call concludes and will be available for replay. Please dial the appropriate number below at least 15 minutes prior to the start of the call to participate in the question-and-answer session.
Conference Call Information
U.S. participants:    (855) 232-8956
International participants:    (315) 625-6978
Participant Passcode:     82068987

Contact
Noranda Aluminum Holding Corporation

Dale W. Boyles
Chief Financial Officer
(615) 771-5789
dale.boyles@noralinc.com
John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com